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                                                                   EXHIBIT 99.C1

                                    Exhibit 9

                          Consent of Ernst & Young LLP
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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports (1) dated February 15, 2002 with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company, and (2) dated January 31, 2002 with respect to the financial statements and financial highlights of the Transamerica Occidental Life Separate Account VUL-3, included in Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-91851) and related Prospectus of Transamerica Occidental Life Separate Account VUL-3.

                                                             ERNST & YOUNG LLP

April 19, 2002